Exhibit 10.23

ANTERIS TECHNOLOGIES GLOBAL CORP. EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF NONQUALIFIED STOCK OPTION

Anteris Technologies Global Corp., a Delaware corporation (the “Company”), has awarded to Optionee, as identified below, an Option Right (the “Option”) to purchase the number of CHESS Depositary Interests (“CDIs”) set forth below. The Option is subject to all of the terms and conditions as set forth in this Notice of Grant (this “Notice”) as well as in the Company’s Equity Incentive Plan (the “Plan”) and the Nonqualified Stock Option Agreement (the “Agreement”), both of which are attached hereto and incorporated in their entirety. Capitalized terms not explicitly defined in this Notice but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement, as applicable. In the event of any conflict between the terms of the Agreement and the Plan, the terms of the Plan will control.

Optionee:	Matthew McDonnell
Type of Grant:	Nonqualified Option Right
Date of Grant:	September 13, 2026
Number of Shares Subject to the Option:	90,274
Option Price (per share):	A$11.40
Vesting Schedule:	One-third of the CDIs subject to the Option shall vest and become exercisable on each of the first three anniversaries of the Date of Grant, subject to Optionee remaining in the continuous employment of the Company or a Subsidiary on each such vesting date.

By the Company’s and Optionee’s signatures to the Agreement, the Company and Optionee agree that the Option is governed by this Notice and by the provisions of the Plan and the Agreement, both of which are attached to and made a part of this document. Optionee acknowledges receipt of copies of the Plan and the Agreement, represents that Optionee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

The Company has caused the Notice and the Agreement to be effective as of the Date of Grant.

Notwithstanding any other provision of the Notice, the Plan or the Agreement, and irrespective of the Date of Grant and the date on which Optionee executes the Agreement, Optionee’s acceptance of the Option will be deemed to occur on a non-revocable basis and Optionee will be deemed to have acquired the Option on the last day of the 14-day period following the date of distribution of the applicable grant materials (including the offer document).

ANTERIS TECHNOLOGIES GLOBAL CORP.

Nonqualified Stock Option Agreement

Anteris Technologies Global Corp. (the “Company”), has awarded Optionee, as named in the Notice of Grant (the “Notice”), to which this Nonqualified Stock Option Agreement (this “Agreement”) is attached, an option to purchase the number of CDIs indicated in the Notice (the “Option”) that is subject to the Company’s Equity Incentive Plan (the “Plan”), the Notice, and this Agreement. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. All terms used in this Agreement with initial capital letters that are defined in the Plan and not otherwise defined herein have the meanings assigned to them in the Plan.

1.
Grant of Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to Optionee, as of the Date of Grant, an Option to purchase the number of CDIs set forth in the Grant Notice at the Option Price specified therein. The Option Price represents at least the Market Value per Share on the Date of Grant. The Option is intended to be a nonqualified stock option for U.S. tax purposes.

2.
Option Not Transferrable. Optionee’s right to the Option shall not be transferable by Optionee except by will or the laws of descent and distribution. Any purported transfer in violation of this Section 2 shall be null and void, and the purported transferee shall obtain no rights with respect to the Option or the underlying CDIs.

3.
Vesting of Option. Except as otherwise provided herein, the Option shall vest and become exercisable (“Vest,” or “Vested”) as set forth in the Grant Notice if Optionee remains continuously employed by the Company or a Subsidiary in accordance with the Vesting Schedule set forth in the Grant Notice (the period from the Date of Grant until the last vesting date of the Vesting Schedule, the “Vesting Period”). Any portion of the Option that does not so become Vested will be forfeited, including, except as provided in Section 4 below, if Optionee ceases to be continuously employed by the Company or a Subsidiary prior to the end of the Vesting Period. For purposes of this Agreement, “continuous employment” (or substantially similar terms) means the absence of any interruption or termination of Optionee’s employment relationship, as applicable, with the Company or a Subsidiary. Continuous employment shall not be considered interrupted or terminated in the case of a transfer of employment among the Company and its Subsidiaries or if Optionee is absent on leave approved by a duly constituted officer of the Company or its Subsidiaries.

4.
Alternative Vesting of Option. Notwithstanding the provisions of Section 3 of this Agreement, and subject to the exercise and payment provisions of Section 6 hereof, to the extent the Option has not been forfeited pursuant to Section 5 hereof, the Option will Vest earlier than the time provided for in Section 3 under the following circumstances:

(a)
Death or Permanent Disability. If Optionee’s employment with the Company or any Subsidiary terminates due to Optionee’s death or Permanent Disability, then any portion of the Option that has not yet Vested will immediately Vest in full. For purposes of this Agreement, “Permanently Disabled” or “Permanent Disability” means that Optionee has qualified for long-term disability benefits under a disability plan or program of the Company or a Subsidiary or, in the absence of a disability plan or program of the Company or a Subsidiary, under a government-sponsored disability program and is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code.

(b)
Change in Control.

(i)
Upon the consummation of a Change in Control that occurs during the period that commences on the Date of Grant and ends on the third Vesting Date (such period, the “Restriction Period”) while Optionee is an employee of the Company or a Subsidiary, any portion of the Option that remains outstanding and has not yet Vested as of such Change in Control will immediately Vest in full, except to the extent that a Replacement Award for the Option is provided to Optionee.

(ii)
For purposes of this Agreement, a “Replacement Award” shall mean an award (A) of a stock option, (B) that has a value at least equal to the value of the Option, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control (or another entity that is affiliated with the Company or its successor following the Change in Control) (the “Successor”), (D) the tax consequences of which, under the Code, if Optionee is subject to U.S. federal income tax under the Code, are not less favorable to Optionee than the tax consequences of the Option, (E) that Vests in full upon a termination of Optionee’s employment with the Company or the Successor without Cause (as defined in Section 4(b)(iii)) by the Company or the Successor within a period of two years after the Change in Control (such termination event, a “Qualifying Termination”), and (F) the other terms and conditions of which are not less favorable to Optionee than the terms and conditions of the Option (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it conforms to the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) or otherwise does not result in the Option or Replacement Award failing to comply with Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Option if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 4(b)(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(iii)
For purposes of Section 4(b)(ii), “Cause” means “Cause” (or a term of substantively similar meaning) as defined in an individual employment agreement in effect as of the Date of Grant between Optionee and the Company or any Subsidiary or, if Optionee does not have an employment agreement as of the Date of Grant (or such employment agreement does not define “Cause”), then “Cause” means with respect to Optionee: (A) any intentional act of fraud, embezzlement or theft in connection with Optionee’s duties with the Company, its Subsidiaries, or Successor, (B) any intentional wrongful disclosure of secret processes or confidential information of the Company, its Subsidiaries, or Successor, or (C) any intentional wrongful engagement in any competitive activity that would constitute a material breach of Optionee’s duty of loyalty to the Company, its Subsidiaries, or Successor; provided, that, no act, or failure to act, on the part of Optionee will be deemed “intentional” unless done or omitted to be done by Optionee not in good faith and without reasonable belief that Optionee’s action or omission was in or not opposed to the best interest of the Company, its Subsidiaries, or Successor; and further provided, that for any Optionee who is party to an individual severance or employment agreement with the Company or a Subsidiary defining Cause, “Cause” will have the meaning set forth in such agreement.

(iv)
If a Replacement Award is provided, (A) the terms of the Replacement Award will govern the Vesting and payment of the Replacement Award and (B) notwithstanding anything in this Agreement to the contrary, any outstanding portion of the Option which at the time of the Change in Control is not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be Vested at the time of such Change in Control.

5.
Right To Exercise; Termination of the Option. Any portion of the Option that becomes Vested in accordance with Section 3 or Section 4 shall remain exercisable until, and shall terminate on, the earliest of the following dates:

(a)
Ninety (90) days after any termination of Optionee’s employment, including a Qualifying Termination in connection with a Change in Control, unless such termination of employment (i) is due to Optionee’s death or Permanent Disability as described in Section 4(a) or (ii) is a result of a termination for Cause as defined in Section 4(b)(iii);

(b)
One (1) year after Optionee’s death if such death occurs while Optionee is employed by the Company or any Subsidiary;

(c)
One (1) year after Optionee’s termination of employment due to Permanent Disability;

(d)
The date of termination of Optionee’s employment by the Company or any Subsidiary for Cause; or

(e)
Ten (10) years from the Date of Grant.

For the avoidance of doubt, any portion of the Option that remains outstanding, whether or not Vested, will terminate immediately on the tenth anniversary of the Date of Grant.

6.
Exercise and Payment of Option. To the extent exercisable, the Option may be exercised in whole or in part from time to time and will be settled in CDIs by Optionee giving written notice to the Company at its principal office specifying the number of CDIs for which the Option is to be exercised and paying the aggregate Option Price for such CDIs. Payment of the Option Price by Optionee shall be (a) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (b) subject to any conditions or limitations established by the Board or the Committee, by the withholding of CDIs otherwise issuable upon exercise of the Option pursuant to a “net exercise” arrangement, (c) by a combination of such methods of payment, or (d) by such other methods as may be approved by the Board or the Committee.

7.
No Dividend Equivalents. Optionee shall not be entitled to dividends or dividend equivalents with respect to the Option or the CDIs underlying the Option until such CDI is issued after the exercise of the Option (or portion thereof).

8.
Compensation Recovery; Other Acknowledgements.

(a)
Notwithstanding anything in this Agreement to the contrary, Optionee acknowledges and agrees that this Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policy or policies as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the CDIs at any point may be traded) (the “Compensation Recovery Policy”), and that, to the extent the Compensation Recovery Policy, by its terms, is applicable to Optionee’s Option, applicable terms of this Agreement will be (if necessary) deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof. Further, by accepting the Option covered by this Agreement, Optionee (i) consents to be bound by the terms of the Compensation Recovery Policy, as applicable, (ii) agrees and acknowledges that Optionee is obligated to and will cooperate with, and will provide any and all assistance necessary to, the Company in any effort to recover or recoup any compensation or other amounts subject to clawback or recovery pursuant to the Compensation Recovery Policy and/or applicable laws, rules, regulations, stock exchange listing standards or other Company policy, and (iii) agrees that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from Optionee of any such amounts, including from Optionee’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

(b)
If the Company determines reasonably and in good faith that the Optionee has received payments in settlement or otherwise in respect of the Options based on an administrative error, Optionee acknowledges and agrees that the Company may take reasonable efforts to correct such error, including without limitation, seeking repayment from Optionee of any amounts received by Optionee as a result of such error. Optionee further agrees to cooperate in good faith with the Company in correcting any such error and in making any such repayment.

(c)
Nothing in this Agreement (or in any other agreement, contract or arrangement with the Company or its Subsidiaries or affiliates, or in any policy, procedure or practice of the Company or its Subsidiaries or affiliates) (a) prevents Optionee from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations or (b) limits Optionee’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002).

9.
Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal, state, and non-U.S. securities laws and listing requirements; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue the Option or any CDIs underlying the Option if the issuance or payment thereof would result in violation of any such law.

10.
Adjustments. Subject to Section 11 of the Plan, the Committee shall make or provide for such adjustments in the number of and kind of CDIs covered by the Option and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Optionee that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

11.
Withholding Taxes. If the Company or any Subsidiary is required to withhold federal, state, local or foreign taxes or other amounts in connection with Optionee’s right to receive CDIs under this Agreement, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of any such CDIs (or the realization of any other benefit provided for under this Agreement) that Optionee make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts. Optionee may satisfy such tax obligation by paying the Company cash via personal check. Alternatively, unless otherwise determined by the Committee, Optionee may elect that all or any part of such tax obligation be satisfied by the Company’s retention of a portion of the CDIs provided for under this Agreement or by Optionee’s surrender of a portion of the CDIs that he or she has owned. In no event, however, will the Company accept CDIs for payment of taxes in excess of required tax withholding rates (unless such higher withholding amounts would not result in adverse accounting implications for the Company and the additional withholding amount is authorized by the Committee). If Optionee fails to make arrangements for the payment of required taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold CDIs having a value equal to the amount required to be withheld. Further, notwithstanding anything in this Section 11 to the contrary, if at any time (a) Optionee is subject to reporting as a Director or an “officer” for purposes of Section 16 of the Exchange Act, (b) withholding is required with respect to the award evidenced by this Agreement, and (c) Optionee is subject to trading restrictions pursuant to a periodic or special closed trading window for the Company under its insider trading policies, then the Company will withhold CDIs otherwise payable to Optionee under this award in order to satisfy such withholding, with the number of CDIs withheld having a value equal to the amount required to be withheld. The CDIs used for tax withholding will be valued at an amount equal to the fair market value of such CDIs on the date the applicable benefit is to be included in Optionee’s income.

12.
Rights as a Stockholder. Optionee will not have any rights as a Stockholder with respect to any CDIs granted to him or her under this Agreement prior to the date as of which he or she is actually recorded as the holder of such CDIs upon the share records of the Company.

13.
Right to Terminate Employment. Nothing in this Agreement limits in any way whatsoever any right the Company or a Subsidiary may otherwise have to terminate the employment of Optionee at any time.

14.
No Right to Future Awards. This award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards.

15.
Relation to Other Benefits. Any economic or other benefit to Optionee under this Agreement or the Plan will not be taken into account in determining any benefits to which Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

16.
Processing of Information. Information about Optionee and Optionee’s award of the Option may be collected, recorded and held, used and disclosed for any purpose related to the administration of the award. Optionee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within Optionee’s country or elsewhere, including the United States of America. Optionee consents to the processing of information relating to Optionee and Optionee’s receipt of the CDIs in any one or more of the ways referred to above.

17.
Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent the amendment is applicable to this Agreement; provided, however, that no amendment will adversely affect in a material manner the rights of Optionee with respect to the CDIs or other securities covered by this Agreement without Optionee’s consent. Notwithstanding the foregoing, the limitation requiring the consent of Optionee to certain amendments will not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code, Section 10D of the Exchange Act, or other applicable law.

18.
Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

19.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Option and Optionee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

20.
Governing Law. This Agreement is made under, and will be construed in accordance with, the internal substantive laws of the State of Delaware. Optionee agrees that the state and federal courts located in the State of Delaware will have jurisdiction in any action, suit or proceeding against Optionee based on or arising out of this Agreement and Optionee hereby: (a) submits to the personal jurisdiction of such courts; (b) consents to service of process in connection with any action, suit or proceeding against Optionee; and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

21.
Successors and Assigns. Without limiting Section 2 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee, and the successors and assigns of the Company.

22.
Non-U.S. Addendum. Notwithstanding any provision of this Agreement, Optionee’s Option shall also be subject to any special terms and conditions as set forth on Appendix A attached hereto (“Appendix A”). Appendix A shall constitute part of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

The undersigned Optionee hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive the Option and the CDIs or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

Optionee:	/s/ Matthew McDonnell

Date:	9/17/2026

This Agreement is executed by the Company on this 16.00 day of September 2026.

Anteris Technologies Global Corp.

By _/s/ Wayne Paterson

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APPENDIX A

Non-U.S. Addendum

TERMS AND CONDITIONS

This Appendix A, which is part of the Nonqualified Stock Option Agreement (the “Agreement”), contains special terms and conditions of the nonqualified stock options (the “Option”) granted to Optionees who reside in Australia. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Anteris Technologies Group Corp. Equity Incentive Plan, as may be amended or amended and restated from time to time (the “Plan”), the Agreement and/or the Notice.

NOTIFICATIONS

This Appendix A also includes information regarding exchange control and certain other issues of which Optionees in Australia should be aware with respect to the Option. The information is based on the securities, exchange control and other laws in effect in Australia as of September 2026. Such laws are often complex and change frequently. Anteris Technologies Group Corp. (the “Company”) therefore strongly recommends that Optionees do not rely on the information in this Appendix A as the only source of information relating to the consequences of the Option because such information may be outdated when an Optionee exercises any CDIs subject to the Option after vesting and/or an Optionee sells any CDIs after exercising.

In addition, the information contained herein is general in nature and may not apply to an Optionee’s particular situation, and the Company is not in a position to assure Optionees of a particular result. Accordingly, Optionees should seek appropriate professional advice as to how the relevant laws in Australia may apply to their situation.

AUSTRALIA-SPECIFIC TERMS AND CONDITIONS

1.
Nature of Grant. Optionee acknowledges that:

(a)
the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan, the Agreement or the Notice;

(b)
the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

(c)
all decisions with respect to future grants of Options, if any, will be at the sole discretion of the Company;

(d)
Optionee is voluntarily participating in the Plan;

(e)
the Options are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, its Subsidiaries, and/or its affiliates, and that is outside the scope of Optionee’s employment contract with the Company or its affiliates, if any;

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(f)
the Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of employment payments, bonuses, long employment awards, pension or retirement benefits or similar payments;

(g)
the future value of the underlying CDIs is unknown and cannot be predicted with certainty; and

(h)
in consideration of the grant of the Options, no claim or entitlement to compensation or damages shall arise from forfeiture or termination of the Options or diminution in value of the Options or the CDIs resulting from Optionee’s termination of employment (for any reason whatsoever and whether or not in breach of local labor laws, except if and only as otherwise expressly provided for in this Appendix A).

2.
Prospectus Information. Copies of the “Offer Document” and “Australia Addendum” that Optionees have received along with the Plan, the Agreement and Notice contain additional terms and conditions that govern the Options that have been granted to Optionees. Please review those documents carefully. In addition, the written or other materials provided to Optionees in connection with the Options have been prepared for the purpose of complying with the relevant United States securities regulations and applicable stock exchange requirements. The information disclosed may not be the same as that which must be disclosed in a prospectus prepared under Australian law.

3.
Taxation. By accepting the grant of the Options, Optionee acknowledges that Optionee does not hold a beneficial interest in more than 10% of the shares of the Company, and Optionee is not in a position to cast, or to control the casting of, more than 10% of the maximum number of votes that might be cast at a general meeting of the Company.

4.
Subdivision 83A-C. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the Plan (subject to the requirements of that Act).

AUSTRALIA-SPECIFIC NOTIFICATIONS

1.
No Financial Advice. Any advice given by any person in connection with the Options is general advice only, and Optionees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give such advice.

2.
Securities Law Information. If an Optionee acquires CDIs and offers them for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Optionees should obtain legal advice on disclosure obligations prior to making any such offer.

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3.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Optionees will be required to file the report.

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